Exhibit 4.1

Counterpart __ of 30
ENTERGY NEW ORLEANS POWER, LLC
(to be renamed Entergy New Orleans, LLC on the effective date of this instrument)
(as successor to Entergy New Orleans, Inc.)

to

THE BANK OF NEW YORK MELLON
(formerly The Bank of New York, successor to Harris Trust
Company of New York and Bank of Montreal Trust Company)

As Trustee under the Mortgage and Deed of Trust,
dated as of May 1, 1987 of Entergy New Orleans, Inc.

TWENTY-FIRST SUPPLEMENTAL INDENTURE

Relating to the Transfer of the Mortgaged and Pledged Property
to Entergy New Orleans Power, LLC
(to be renamed Entergy New Orleans, LLC)
and to Certain Amendments

Dated as of November 30, 2017

TWENTY-FIRST SUPPLEMENTAL INDENTURE, dated as of November 30, 2017, between ENTERGY NEW ORLEANS POWER, LLC (as successor to Entergy New Orleans, Inc., the “Original Company”), a limited liability company of the State of Texas, whose post office address is 1600 Perdido Street, Building 505, New Orleans, Louisiana 70112 (the “Company”) and THE BANK OF NEW YORK MELLON (formerly The Bank of New York, successor to Harris Trust Company of New York and Bank of Montreal Trust Company), a New York banking corporation, whose principal corporate trust office is located at 101 Barclay Street, New York, New York 10286, as trustee under the Mortgage and Deed of Trust, dated as of May 1, 1987, executed and delivered by the Original Company (herein called the “Original Indenture”; the Original Indenture and any and all indentures and instruments supplemental thereto being herein called the “Indenture”);
WHEREAS, the Original Indenture has been duly recorded and filed as required in the State of Louisiana simultaneously with the recording and filing of the First Supplemental Indenture thereto, dated as of May 1, 1987, between the Original Company and BANK OF MONTREAL TRUST COMPANY (The Bank of New York Mellon, successor) and Z. GEORGE KLODNICKI (Stephen J. Giurlando, successor), as trustees (herein called the “First Supplemental Indenture”); and
WHEREAS, the Original Indenture was recorded in various Parishes in the State of Louisiana; and
WHEREAS, the Original Company executed and delivered to the Trustees (such term and all other defined terms used herein and not defined herein having the respective definitions to which reference is made in Article I below) its Second Supplemental Indenture, dated as of January 1, 1988, its Third Supplemental Indenture, dated as of March 1, 1993, its Fourth Supplemental Indenture, dated as of September 1, 1993, its Fifth Supplemental Indenture, dated as of April 1, 1995, its Sixth Supplemental Indenture, dated as of March 1, 1996, its Seventh Supplemental Indenture, dated as of July 1, 1998, its Eighth Supplemental Indenture, dated as of July 1, 2000 (the “Eighth Supplemental Indenture”), its Ninth Supplemental Indenture, dated as of February 1, 2001, its Tenth Supplemental Indenture, dated as of October 1, 2002, its Eleventh Supplemental Indenture, dated as of July 1, 2003, its Twelfth Supplemental Indenture dated as of August 1, 2004, its Thirteenth Supplemental Indenture dated as of August 15, 2004, its Fourteenth Supplemental Indenture dated as of June 1, 2005, its Fifteenth Supplemental Indenture, dated as of November 1, 2010, its Sixteenth Supplemental Indenture, dated as of November 1, 2012 (the “Sixteenth Supplemental Indenture”), its Seventeenth Supplemental Indenture, dated as of June 1, 2013 (the “Seventeenth Supplemental Indenture”), which Supplemental Indentures have been duly recorded in various Parishes in the State of Louisiana; and
WHEREAS, the Original Company executed and delivered to the Trustee its Eighteenth Supplemental Indenture, dated as of March 3, 2016 in connection with the acquisition by the Original Company of certain real property and interests in real property situated in Arkansas, which Supplemental Indenture has been recorded in Union County, Arkansas and certain Parishes in Louisiana; and
WHEREAS, the Original Company executed and delivered to the Trustee its Nineteenth Supplemental Indenture, dated as of March 15, 2016 (the “Nineteenth Supplemental Indenture”), and its Twentieth Supplemental Indenture, dated as of May 1, 2016 (the “Twentieth Supplemental Indenture”), each as a supplement to the Original Indenture, which Supplemental Indentures have been duly recorded in various Parishes in the State of Louisiana and in Union County, Arkansas, which Parishes and County are the same Parishes and County in which this Twenty-first Supplemental Indenture is to be recorded; and
WHEREAS, pursuant to an Agreement and Plan of Merger dated as of March 18, 1999, Harris Trust Company of New York merged into Bank of Montreal Trust Company, Trustee under the Indenture, and effective July 1, 1999, the combined entity changed its name to Harris Trust Company of New York, and, by virtue of Section 9.03 of the Original Indenture, Harris Trust Company of New York became successor Trustee under the Indenture, without execution of any paper or the performance of any further act on the part of any other parties to the Indenture; and

WHEREAS, effective July 15, 2000, Harris Trust Company of New York and Mark F. McLaughlin resigned as Trustee and Co-Trustee, respectively, under the Indenture, and by the Eighth Supplemental Indenture, the Original Company appointed The Bank of New York and Stephen J. Giurlando as successor Trustee and successor Co-Trustee, respectively, effective July 15, 2000, and The Bank of New York and Stephen J. Giurlando accepted said respective appointments; and
WHEREAS, effective July 1, 2008, The Bank of New York changed its name to The Bank of New York Mellon; and
WHEREAS, effective November 1, 2010, Stephen J. Giurlando resigned as Co-Trustee under the Indenture; and
WHEREAS, the Original Company has heretofore issued, in accordance with the provisions of the Indenture, the following series of bonds:

Series	Principal Amount Issued	Principal Amount Outstanding
10.95% Series due May 1, 1997	$75,000,000	None
13.20% Series due February 1, 1991	1,400,000	None
13.60% Series due February 1, 1993	29,400,000	None
13.90% Series due February 1, 1995	9,200,000	None
7% Series due March 1, 2003	25,000,000	None
8% Series due March 1, 2023	45,000,000	None
7.55% Series due September 1, 2023	30,000,000	None
8.67% Series due April 1, 2005	30,000,000	None
8% Series due March 1, 2006	40,000,000	None
7% Series due July 15, 2008	30,000,000	None
8.125% Series due July 15, 2005	30,000,000	None
6.65% Series due March 1, 2004	30,000,000	None
6.75% Series due October 15, 2017	25,000,000	None
3.875% Series due August 1, 2008	30,000,000	None
5.25% Series due August 1, 2013	70,000,000	None
5.65% Series due September 1, 2029	40,000,000	None
5.60% Series due September 1, 2024	35,000,000	None
4.98% Series due July 1, 2010	30,000,000	None
5.10% Series due December 1, 2020	25,000,000	25,000,000
5.0% Series due December 1, 2052	30,000,000	30,000,000
3.90% Series due July 1, 2023	100,000,000	100,000,000
5.50% Series due April 1, 2066	110,000,000	110,000,000
4% Series due June 1, 2026	85,000,000	85,000,000
; and
WHEREAS, pursuant to Section 6.02 of the Sixteenth Supplemental Indenture, the term “corporation” is defined in the Indenture to include a limited liability company and certain other entities and references to “corporate” and other derivations of “corporation” in the Indenture shall be deemed to include appropriate derivations of such entities; and
WHEREAS, subject to the provisions thereof, Section 15.01 of the Indenture permits the Original Company to transfer, subject to the Lien of the Indenture, all or substantially all the Mortgaged and Pledged Property as an entirety to any corporation lawfully entitled to acquire or operate the same; and

WHEREAS, Section 15.02 of the Indenture provides, among other things, that if the Original Company shall transfer, subject to the Lien of the Indenture, all or substantially all the Mortgaged and Pledged Property as an entirety to any other corporation, the successor corporation which shall have received such transfer, upon executing with the Trustee and causing to be recorded an indenture whereby such successor corporation shall assume and agree to pay, duly and punctually, the principal of and interest on the bonds issued under the Indenture in accordance with the provisions of said bonds and any coupons and of the Indenture, and shall agree to perform and fulfill all the covenants and conditions of the Indenture to be kept or performed by the Original Company, shall succeed to and be substituted for the Original Company with the same effect as if such successor corporation had been named in the Indenture, and shall have and may exercise under the Indenture the same powers and rights as the Original Company; and
WHEREAS, Section 15.03 of the Indenture provides, among other things, that if the Original Company, as permitted by Section 15.01 of the Indenture, shall transfer, subject to the Lien of the Indenture, all or substantially all the Mortgaged and Pledged Property as an entirety to any other corporation, neither the Indenture nor the indenture with the Trustee to be executed and caused to be recorded by the successor corporation as in Section 15.02 of the Indenture provided, shall, unless such indenture shall otherwise provide, become or be or be required to become or be a lien upon any of the properties, rights or franchises then owned or thereafter acquired by the successor corporation (by purchase, consolidation, merger, donation, construction, erection or in any other way) except (a) those acquired by the successor corporation from the Original Company, and improvements, extensions and additions thereto and renewals and replacements thereof, (b) the property made and used by the successor corporation as the basis under any of the provisions of the Indenture for the authentication and delivery of additional bonds or the withdrawal of cash or the release of property, and (c) such franchises, repairs and additional property as may be acquired, made or constructed by the successor corporation (1) to maintain, renew and preserve the franchises covered by the Indenture, or (2) to maintain the property mortgaged and intended to be mortgaged under the Indenture as an operating system or systems in good repair, working order and condition, or (3) in rebuilding or renewal of property, subject to the Lien of the Indenture, damaged or destroyed, or (4) in replacement of or substitution for machinery, apparatus, equipment, frames, towers, poles, wire, pipe, rails, ties, switches, tools, implements and furniture, subject to the Lien of the Indenture, which shall have become old, inadequate, obsolete, worn out, unfit, unadapted, unserviceable, undesirable or unnecessary for use in the operation of the property mortgaged and intended to be mortgaged under the Indenture; and
WHEREAS, Section 19.04 of the Indenture provides, among other things, that the Company may enter into any further covenants, limitations, restrictions or provisions for the benefit of any one or more series of bonds issued under the Indenture by an instrument in writing executed and acknowledged by the Company in such manner as would be necessary to entitle a conveyance of real estate to be recorded in all of the states in which any property at the time subject to the Lien of the Indenture shall be situated; and
WHEREAS, effective as of November 16, 2017, the Original Company changed its state of incorporation from Louisiana to Texas and converted to a Texas corporation; and
WHEREAS, effective as of 11:58 p.m. Central Time, November 30, 2017, the Original Company will allocate to the Company, among other things, all of its rights, powers, duties and obligations under the Indenture and the bonds outstanding thereunder and, subject to the Lien of the Indenture, all of the Mortgaged and Pledged Property as an entirety (the “2017 Transfer”) pursuant to a Plan of Merger between the Original Company and the Company (the “2017 Transfer Documents”), in connection with which, among other things, the Company will succeed to the ownership of all of the Original Company’s right, title and interest in and to the Mortgaged and Pledged Property as constituted immediately prior to the time that the 2017 Transfer becomes effective and will succeed to all of the Original Company’s rights, powers, duties and obligations under the Indenture and the bonds outstanding thereunder; and

WHEREAS, effective as of December 1, 2017, the name of the Company will be changed from Entergy New Orleans Power, LLC to Entergy New Orleans, LLC; and
WHEREAS, the Company is lawfully entitled to assume or operate the Mortgaged and Pledged Property; and
WHEREAS, in Sections 5.01 through 5.04 of the Sixteenth Supplemental Indenture, the Original Company reserved the right to make certain amendments to the Indenture (herein sometimes referred to as the “Funded Property and Release Amendments”);
WHEREAS, in Section 5.01 of the Seventeenth Supplemental Indenture and Section 5.01 of the Nineteenth Supplemental Indenture, the Original Company reserved the right to amend the Indenture to delete all provisions in the Indenture which require a Net Earning Certificate, whether as a condition precedent to the authentication and delivery of bonds or otherwise (herein sometimes referred to as the “Net Earning Certificate Amendment”);
WHEREAS, in Section 5.02 of the Seventeenth Supplemental Indenture, each initial and future holder of bonds of the Twenty-first Series, by its acquisition of an interest in such bonds, irrevocably (a) consented to the Funded Property and Release Amendments and the Net Earning Certificate Amendment without any other or further action by any holder of such bonds, and (b) designated the Trustee, and its successors, as its proxy with irrevocable instructions to vote and deliver written consents on behalf of such holder in favor of such amendments at any bondholder meeting, in lieu of any bondholder meeting, in any consent solicitation or otherwise;
WHEREAS, in Section 5.02 of the Nineteenth Supplemental Indenture, each initial and future holder of bonds of the Twenty-second Series, by its acquisition of an interest in such bonds, irrevocably (a) consented to the Funded Property and Release Amendments and the Net Earning Certificate Amendment without any other or further action by any holder of such bonds, and (b) designated the Trustee, and its successors, as its proxy with irrevocable instructions to vote and deliver written consents on behalf of such holder in favor of such amendments at any bondholder meeting, in lieu of any bondholder meeting, in any consent solicitation or otherwise;
WHEREAS, in Section 5.01 of the Twentieth Supplemental Indenture, each initial and future holder of Bonds of the Twenty-third Series, by its acquisition of an interest in such bonds, irrevocably (a) consented to the Funded Property and Release Amendments and the Net Earning Certificate Amendment without any other or further action by any holder of such bonds, and (b) designated the Trustee, and its successors, as its proxy with irrevocable instructions to vote and deliver written consents on behalf of such holder in favor of such amendments at any bondholder meeting, in lieu of any bondholder meeting, in any consent solicitation or otherwise;
WHEREAS, the bonds of the Twenty-first, Twenty-second and Twenty-third Series constitute more than 84% of the aggregate principal amount of all bonds now Outstanding;
WHEREAS, Section 18.07 of the Original Indenture provides, among other things, that, subject to the provisions of Section 12.16 of the Indenture, any modification or alteration of the Indenture and/or of the rights and obligations of the Company and/or the rights of the holders of bonds may be made at a meeting of bondholders by resolution duly adopted by the affirmative vote of at least a majority in principal amount of the bonds Outstanding under the Indenture unless (a) the rights of one or more, but less than all, series of bonds then Outstanding are to be adversely affected by action taken at such meeting, (b) any Rate Recovery Mortgage bonds are Outstanding, or (c) such modification or amendment shall, without the consent of the holder of any bond issued under the Indenture affected thereby (1) impair or affect the right of such holder to receive payment of the principal of (and premium, if any) and interest on such bond, on or after the respective due dates expressed in such bond, or to institute suit for the enforcement of any such payment on or after such respective dates, or (2) permit the creation of any lien ranking prior to, or on a parity with, the Lien of the Indenture with respect to any of the Mortgaged and Pledged Property, or (3) permit the deprivation of any nonassenting bondholder of the benefit of a lien upon the Mortgaged and Pledged Property for the security of his bonds (subject only to the lien of taxes, assessments or governmental liens existing upon such property which are prior to the Lien of the Indenture at the date of the calling of any such bondholders’ meeting) or (4) permit the reduction of the percentage required by the provisions of Section 18.07 with respect to any bond Outstanding under the Indenture;
WHEREAS, Section 18.10 of the Original Indenture provides, among other things, that, anything in Article XVIII contained to the contrary notwithstanding, the Trustee shall receive the written consent (in any number of instruments of similar tenor executed by the bondholders or by their attorneys appointed in writing) of the holders of bonds Outstanding under the Indenture, the affirmative vote or votes of which would otherwise be required by Section 18.07 of the Indenture (in all cases, at the time the last such needed consent is delivered to the Trustee), in lieu of the holding of a meeting pursuant to Article XVIII of the Indenture and in lieu of all action at such a meeting and with the same force and effect as a resolution duly adopted in accordance with the provisions of Section 18.07 of the Indenture;
WHEREAS, Section 12.16 of the Original Indenture provides, among other things, that notwithstanding any other provision of the Indenture, the right of any holder of any bond to receive payment of the principal of and interest on such bond, or to institute suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such holder;
WHEREAS, the Company may now effect the Funded Property and Release Amendments and the Net Earning Certificate Amendment because (a) the Trustee has received the written consent to such amendments of the holders of at least a majority of the bonds now Outstanding as set forth in Section 5.02 of the Seventeenth Supplemental Indenture, Section 5.02 of the Nineteenth Supplemental Indenture and Section 5.01 of the Twentieth Supplemental Indenture, (b) such amendments affect the rights of all series of bonds now Outstanding, (c) no Rate Recovery Bonds are now Outstanding; and (d) such amendments do not (1) impair or affect the right of any holder to receive payment of the principal of (and premium, if any) and interest on any bonds held by it, on or after the respective due dates expressed in such bond, or to institute suit for the enforcement of any such payment on or after such respective dates, or (2) permit the creation of any lien ranking prior to, or on a parity with, the Lien of the Indenture with respect to any of the Mortgaged and Pledged Property, or (3) permit the deprivation of any nonassenting bondholder of the benefit of a lien upon the Mortgaged and Pledged Property for the security of his bonds (subject only to the lien of taxes, assessments or governmental liens existing upon such property which are prior to the Lien of the Indenture at the date of the calling of any such bondholders’ meeting) or (4) permit the reduction of the percentage required by the provisions of Section 18.07 with respect to any bond Outstanding under the Indenture;
WHEREAS, Section 19.04 of the Original Indenture provides, among other things, that any power, privilege or right expressly or impliedly reserved to or in any way conferred upon the Company by any provision of the Indenture, whether such power, privilege or right is in any way restricted or is unrestricted, may be in whole or in part waived or surrendered or subjected to any restriction if at the time unrestricted, or to additional restriction if already restricted, and the Company may enter into any further covenants, limitations, restrictions or provisions for the benefit of any one or more series of bonds issued thereunder by an instrument in writing executed and acknowledged by the Company in such manner as would be necessary to entitle a conveyance of real estate to be recorded in all of the states in which any property at the time subject to the Lien of the Indenture shall be situated; and

WHEREAS, pursuant to and in accordance with said Sections 15.01, 15.02, 18.07, 18.10 and 19.04 of the Indenture, the Company now desires to execute with the Trustee and to cause to be recorded an indenture of the tenor aforesaid; and
WHEREAS, the execution, delivery and recordation by the Company of this Twenty-first Supplemental Indenture have been duly authorized by the Board of Directors of the Company by appropriate Resolutions of said Board of Directors; and
WHEREAS, all things necessary to make this Twenty-first Supplemental Indenture a valid, binding and legal instrument have been performed;
NOW, THEREFORE, THIS TWENTY-FIRST SUPPLEMENTAL INDENTURE WITNESSETH: That ENTERGY NEW ORLEANS POWER, LLC, in consideration of the premises and of Ten Dollars ($10) to it duly paid by the Trustee at or before the ensealing and delivery of these presents, the receipt whereof is hereby acknowledged, and in order to secure the payment of both the principal of and interest and premium, if any, on the bonds from time to time issued under the Indenture, according to their tenor and effect and the performance of all provisions of the Indenture (including any modification made as in the Indenture provided) and of said bonds, and in compliance with, in satisfaction of and pursuant to the provisions of Sections 15.01 and 15.02 of the Indenture, (A) hereby assumes and agrees to pay, duly and punctually, the principal of, and interest and premium, if any, on the bonds issued and now outstanding under the Indenture in accordance with the provisions of said bonds and of any appurtenant coupons and of the Indenture, and agrees to duly and punctually observe, perform and fulfill all the covenants and conditions of the Indenture to be kept or performed by the Original Company thereunder; and (B) hereby grants, bargains, sells, releases, conveys, assigns, transfers, mortgages, hypothecates, affects, pledges, sets over and confirms (subject, however, to Excepted Encumbrances as defined in Section 1.06 of the Indenture) unto THE BANK OF NEW YORK MELLON, as Trustee under the Indenture, and to its successor or successors in said trust, and to said Trustee and its successors and assigns forever, (a) all of the Mortgaged and Pledged Property acquired by the Company from the Original Company pursuant to the 2017 Transfer Documents (including, but not limited to, (1) all rights, legal and equitable, of the Original Company (whether in accordance with Paragraph 32 of that certain Resolution No. R-86-112, adopted by the Council of the City of New Orleans on March 20, 1986 and accepted by the Original Company on March 25, 1986, as superseded by Resolution No. R-91-157, effective October 4, 1991, or pursuant to other regulatory authorization or by operation of law or otherwise), in the event of the purchase and acquisition by the City of New Orleans (or any other governmental authority or instrumentality or designee thereof) of properties and assets of the Company, to recover and receive payment and compensation from the City (or from such other governmental authority or instrumentality or designee thereof or any other person) of an amount equal to the aggregate uncollected balance of (A) the deferrals of Grand Gulf 1 Costs (as defined in the Original Indenture) and the deferred carrying charges accrued thereon that have accumulated prior to the City or such other entity providing official notice to the Company of the City’s or such other entity’s intent to effect such purchase and acquisition and (B) if and to the extent that the City or such other entity and the Company agree that the City or such other entity is liable for all or a portion of the aggregate uncollected balance of such deferrals accumulating thereafter or a court of final resort so holds, such deferrals that have accumulated subsequent to such notice (said rights of the Company, together with the proceeds and products thereof, being defined in the Original Indenture as the “Municipalization Interest”); and (2) all properties of the Original Company specifically described in Article V hereof) and improvements, extensions and additions thereto and renewals and replacements thereof, (b) the property made and used by the Company as the basis under any of the provisions of the Indenture for the authentication and delivery of additional bonds or the withdrawal of cash or the release of property, (c) such franchises, repairs and additional property as may be acquired, made or constructed by the Company (1) to maintain, renew and preserve the franchises covered by the Indenture, or (2) to maintain the property mortgaged and intended to be mortgaged under the Indenture, as an operating system or systems in good repair, working order and condition, or (3) in rebuilding or renewal of property, subject to the Lien of the Indenture, damaged or destroyed, or (4) in replacement of or substitution for machinery, apparatus, equipment, frames, towers, poles, wire, pipe, rails, ties, switches, tools, implements and furniture, subject to the Lien of the Indenture, which shall have become old, inadequate, obsolete, worn out, unfit, unadapted, unserviceable, undesirable or unnecessary for use in the operation of the property mortgaged and intended to be mortgaged under the Indenture, and (d) all other property, real, personal and mixed, acquired by the Company after the effective time of the 2017 Transfer (except any herein or in the Original Indenture, as heretofore supplemented, expressly excepted), now owned or, subject to the provisions of Section 15.03 of the Indenture, hereafter acquired by the Company (by purchase, consolidation, merger, donation, construction, erection or in any other way) and wheresoever situated, including (without in anywise limiting or impairing by the enumeration of the same the scope and intent of the foregoing or of any general description contained herein or in the Original Indenture, as heretofore supplemented) all real estate, lands, easements, servitudes, licenses, permits, franchises, privileges, rights of way and other rights in or relating to real estate or the occupancy of the same; all power sites, flowage rights, water rights, water locations, water appropriations, ditches, flumes, reservoirs, reservoir sites, canals, raceways, waterways, dams, dam sites, aqueducts, and all other rights or means for appropriating, conveying, storing and supplying water; all rights of way and roads; all plants for the generation of electricity by steam, water and/or other power; all power houses, gas plants, street lighting systems, standards and other equipment incidental thereto; all telephone, radio and television systems, air-conditioning systems, and equipment incidental thereto, water wheels, water works, water systems, steam heat and hot water plants, substations, electric, gas and water lines, service and supply systems, bridges, culverts, tracks, ice or refrigeration plants and equipment, offices, buildings and other structures and the equipment thereof; all machinery, engines, boilers, dynamos, turbines, electric, gas and other machines, prime movers, regulators, meters, transformers, generators (including, but not limited to, engine driven generators and turbogenerator units), motors, electrical, gas and mechanical appliances, conduits, cables, water, steam heat, gas or other pipes, gas mains and pipes, service pipes, fittings, valves and connections, pole and transmission lines, towers, overhead conductors and devices, underground conduits, underground conductors and devices, wires, cables, tools, implements, apparatus, storage battery equipment, and all other fixtures and personalty; all municipal and other franchises, consents or permits; all lines for the transmission and distribution of electric current, gas, steam heat or water for any purpose including towers, poles, wires, cables, pipes, conduits, ducts and all apparatus for use in connection therewith and (except as herein or in the Original Indenture, as heretofore supplemented, expressly excepted) all the rights, title and interest of the Company in and to all other property of any kind or nature appertaining to and/or used and/or occupied and/or enjoyed in connection with any property herein or in the Original Indenture, as heretofore supplemented, described.
TOGETHER WITH all and singular the tenements, hereditaments, prescriptions, servitudes and appurtenances belonging or in anywise appertaining to the aforesaid property or any part thereof, with the reversion and reversions, remainder and remainders and (subject to the provisions of Section 11.01 of the Original Indenture) the tolls, rents, revenues, issues, earnings, income, product and profits thereof, and all the estate, right, title and interest and claim whatsoever, at law as well as in equity, which the Company now has or may hereafter acquire in and to the aforesaid property, rights and franchises and every part and parcel thereof.
IT IS HEREBY AGREED by the Company that, subject to the provisions of Section 15.03 of the Original Indenture, all the property, rights and franchises acquired by the Company (by purchase, consolidation, merger, donation, construction, erection or in any other way and including real property and interests situated in Louisiana, Arkansas and elsewhere) after the date hereof, except any herein or in the Original Indenture, as heretofore supplemented, expressly excepted, shall be and are as fully granted and conveyed hereby and as fully embraced within the Lien of the Original Indenture and the Lien hereof as if such property, rights and franchises were now owned by the Company and were specifically described herein and granted and conveyed hereby.
PROVIDED that, except as provided herein and in the Original Indenture with respect to the Municipalization Interest, the following are not and are not intended to be now or hereafter granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, hypothecated, affected, pledged, set over or confirmed hereunder, nor is a security interest therein hereby or by the Original Indenture, as heretofore supplemented, granted or intended to be granted, and the same are hereby expressly excepted from the Lien of the Indenture and the operation of this Twenty-first Supplemental Indenture, viz.: (1) cash, shares of stock, bonds, notes and other obligations and other securities not heretofore or hereafter specifically pledged, paid, deposited, delivered or held hereunder or covenanted so to be; (2) merchandise, equipment, apparatus, materials or supplies held for the purpose of sale or other disposition in the usual course of business or for the purpose of repairing or replacing (in whole or part) any rolling stock, buses, motor coaches, automobiles and other vehicles or aircraft or boats, ships, or other vessels and any fuel, oil and similar materials and supplies consumable in the operation of any of the properties of the Company; rolling stock, buses, motor coaches, automobiles and other vehicles and all aircraft; boats, ships and other vessels; all timber, minerals, mineral rights and royalties; (3) bills, notes and other instruments and accounts receivable, judgments, demands, general intangibles and choses in action, and all contracts, leases and operating agreements not specifically pledged hereunder or under the Original Indenture or covenanted so to be; (4) the last day of the term of any lease or leasehold which may hereafter become subject to the Lien of the Indenture; (5) electric energy, gas, water, steam, ice, and other materials or products generated, manufactured, produced or purchased by the Company for sale, distribution or use in the ordinary course of its business; (6) any natural gas wells or natural gas leases or natural gas transportation lines or other works or property used primarily and principally in the production of natural gas or its transportation, primarily for the purpose of sale to natural gas customers or to a natural gas distribution or pipeline company, up to the point of connection with any distribution system; (7) the Company’s franchise to be a corporation; and (8) any property heretofore released pursuant to any provisions of the Indenture; provided, however, that the property and rights expressly excepted from the Lien and operation of the Indenture in the above subdivisions (2) and (3) shall (to the extent permitted by law) cease to be so excepted in the event and as of the date that the Trustee or a receiver or trustee shall enter upon and take possession of the Mortgaged and Pledged Property in the manner provided in Article XII of the Original Indenture by reason of the occurrence of a Default.
TO HAVE AND TO HOLD all such properties, real, personal and mixed, granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, hypothecated, affected, pledged, set over or confirmed or in which a security interest has been granted by the Company as aforesaid, or intended so to be (subject, however, to Excepted Encumbrances as defined in Section 1.06 of the Indenture), unto (to the extent of its legal capacity to hold the same for the purposes hereof) THE BANK OF NEW YORK MELLON, and its successors and assigns forever.
IN TRUST NEVERTHELESS, for the same purposes and upon the same terms, trusts and conditions and subject to and with the same provisos and covenants as are set forth in the Original Indenture, as heretofore supplemented, this Twenty-first Supplemental Indenture being supplemental thereto.
AND IT IS HEREBY COVENANTED by the Company that all the terms, conditions, provisos, covenants and provisions contained in the Original Indenture, as heretofore supplemented, shall affect and apply to the property hereinbefore and hereinafter described and conveyed and to the estate, rights, obligations and duties of the Company and the Trustee and the beneficiaries of the trust with respect to said property, and to the Trustee and its successors as Trustee of said property in the same manner and with the same effect as if said property had been owned by the Company at the time of the execution of the Original Indenture and had been specifically and at length described in and conveyed to said Trustee by the Original Indenture as a part of the property therein stated to be conveyed.

The Company further covenants and agrees to and with the Trustee and its successor or successors in said trust under the Indenture, as follows:
ARTICLE I
DEFINITIONS AND RULES OF CONSTRUCTION
Section 1.01    Terms From the Original Indenture and First through Twentieth Supplemental Indentures. All defined terms used in this Twenty-first Supplemental Indenture and not otherwise defined herein shall have the respective meanings ascribed to them in the Original Indenture or the First through the Twentieth Supplemental Indentures, as the case may be.

ARTICLE II
AMENDMENTS
Section 2.01    Funded Property. The holders of at least a majority in principal amount of the bonds Outstanding under the Indenture having consented to the amendments set forth in Section 5.01 of Article V of the Sixteenth Supplemental Indenture, the Company hereby exercises its right to amend Section 1.05 of the Indenture to replace the first two paragraphs thereof with three paragraphs reading as follows:
“Section 1.05.     The term “Funded Property Certificate” shall mean an Independent Engineer’s Certificate delivered to the Trustee, within ninety days after the date thereof,

(A) stating the aggregate principal amount of bonds then Outstanding under this Indenture;
(B) stating the aggregate principal amount of bonds which the Company is then entitled to have authenticated and delivered by compliance with the provisions of Section 6.01 hereof;
(C) stating an amount equal to 10/7 of the sum of the amounts stated in clauses (A) and (B) above;
(D) describing all or any portion of the Mortgaged and Pledged Property which, in the opinion of the signers, has an aggregate fair value not less than the amount stated in clause (C) above.
The term “Funded Property” shall mean:

(1) all Mortgaged and Pledged Property described in the most recent Funded Property Certificate delivered to the Trustee;
(2) all Property Additions to the extent that the same shall have been made the basis of the authentication and delivery of bonds under this Indenture after the date of the most recent Funded Property Certificate delivered to the Trustee;
(3) all Property Additions to the extent that the same shall have been made the basis of the release of property from the Lien of this Indenture after the date of the most recent Funded Property Certificate delivered to the Trustee, subject, however, to the provisions of Section 11.03 hereof;
(4) all Property Additions to the extent that the same shall have been substituted (otherwise than under the release or cash withdrawal provisions hereof) for Funded Property retired after the date of the most recent Funded Property Certificate delivered to the Trustee; and

(5) all Property Additions to the extent that the same shall have been made the basis of the withdrawal of any Funded Cash as hereinafter defined after the date of the most recent Funded Property Certificate delivered to the Trustee, except to the extent that any such Property Additions shall no longer be deemed to be Funded Property in accordance with the provisions of other Sections of this Indenture.
In the event that in any certificate filed with the Trustee in connection with any of the transactions referred to in clauses (2), (3) and (5) of this Section only a part of the Cost or fair value of the Property Additions described in such certificate shall be required for the purposes of such certificate, then such Property Additions shall be deemed to be Funded Property only to the extent so required for the purpose of such certificate.”

The foregoing amendment shall not become effective until the Company shall have delivered a Funded Property Certificate to the Trustee.
Section 2.02.    Disposition of Released Property Not Required. The holders of at least a majority in principal amount of the bonds Outstanding under the Indenture having consented to the amendments set forth in Section 5.02 of Article V of the Sixteenth Supplemental Indenture, the Company hereby exercises its right to amend clause (a) of subdivision (2) of Section 11.03 of the Indenture to read as follows:
“(a) that the Company has decided to release from the Lien hereof the property to be released.”
Section 2.03.    Releases based on Purchase Money Mortgage Obligations. The holders of at least a majority in principal amount of the bonds Outstanding under the Indenture having consented to the amendments set forth in Section 5.03 of Article V of the Sixteenth Supplemental Indenture, the Company hereby exercises its right to amend Section 11.03 of the Indenture to delete the clause at the end of subdivision (3) beginning with the words “provided, however, that (i) no obligations ....” and ending with the words “... under the 1944 Mortgage” and substituting therefor the following:
“provided, however, that no obligations secured by a purchase money mortgage upon any property being released from the Lien hereof shall be used as a credit in any application for such release unless the Company shall deliver to the Trustee a certificate or opinion of an engineer, appraiser or other expert as to the fair value of such purchase money mortgage obligations to the Company, and provided further, that if the fair value to the Company of such purchase money mortgage obligations and of all other securities (other than bonds authenticated and delivered hereunder) made the basis of any authentication and delivery of bonds hereunder, the withdrawal of any cash constituting part of the trust estate hereunder, or the release of any property or securities from the Lien hereof since the commencement of the then calendar year, as set forth in the certificates or opinions required by this clause, is ten per centum (10%) or more of the aggregate principal amount of the bonds at the time Outstanding under this Indenture, such certificate or opinion shall be made by an independent engineer, appraiser, or other expert; but such a certificate of an independent engineer, appraiser, or other expert shall not be required with respect to any purchase money mortgage obligations so deposited, if the fair value thereof to the Company as set forth in the certificate or opinion required by this clause is less than twenty-five thousand Dollars ($25,000) or less than one per centum (1%) of the aggregate principal amount of bonds at the time Outstanding under this Indenture.”

Section 2.04.    Releases based on Retired Bonds. The holders of at least a majority in principal amount of the bonds Outstanding under the Indenture having consented to the amendments set forth in Section 5.04 of Article V of the Sixteenth Supplemental Indenture, the Company hereby exercises its right to amend clause (c) of subdivision (3) of Section 11.03 of the Indenture to read as follows:
“(c) X%, as hereinafter defined, of the principal amount of each bond or fraction of bond to the authentication and delivery of which the Company shall be entitled under the provisions of Section 6.01 hereof, by virtue of compliance with all applicable provisions of Section 6.01 (except as hereinafter in this Section otherwise provided); provided, however, that (except as hereinafter in this Section otherwise provided) the application for such release shall operate as a waiver by the Company of such right to the authentication and delivery of each such bond or fraction thereof on the basis of which right such property is released and to such extent no such bond or fraction thereof may thereafter be authenticated and delivered hereunder, and any Corresponding Retired Bonds, as hereinafter defined, shall be deemed to have been made the basis of the release of such property; for purposes of this clause (c), the following definitions shall apply:
The term “X%” shall mean the reciprocal of the percentage appearing in Section 5.03 of the Indenture at the time that the Corresponding Retired Bond, as hereinafter defined, was originally authenticated and delivered; and
The term “Corresponding Retired Bond” shall mean the bond or fraction of a bond selected by the Company to serve as the basis under the provisions of Section 6.01 of the Indenture for such right to the authentication and delivery of bond(s) or fraction of a bond so waived.”
Section 2.05.    Net Earning Certificates Not Required. The holders of at least a majority in principal amount of the bonds Outstanding under the Indenture having consented to the amendment set forth in Section 5.01 of Article V of the Seventeenth Supplemental Indenture, and in Section 5.01 of Article V of the Nineteenth Supplemental Indenture, the Company hereby exercises its right to amend the Indenture to delete all provisions in the Indenture which require a Net Earning Certificate, whether as a condition precedent to the authentication and delivery of bonds or otherwise.
ARTICLE III
THE COMPANY RESERVES THE RIGHT TO AMEND
CERTAIN PROVISIONS OF THE INDENTURE
Section 3.01.    Limitation on Bondholder Suits.
The Company reserves the right, without any consent, vote or other action by holders of bonds of any series created after November 30, 2017, to amend Section 12.16 of the Indenture, as heretofore amended and supplemented, to change the word “hereunder” wherever it appears in the first paragraph of Section 12.16 of the Indenture to “under or with respect to this Indenture or the bonds”.
Section 3.02.    Excepted Encumbrances. The Company reserves the right, without any consent, vote or other action by holders of any series created after November 30, 2017, to amend the Indenture, as heretofore amended and supplemented, as follows:
To amend Section 1.06 of the Indenture to read substantially as follows:
Section 1.06.    The term “Excepted Encumbrances” shall mean as of any particular time any of the following:

(a)    liens for taxes, assessments and other governmental charges or requirements which are not delinquent or which are being contested in good faith by appropriate proceedings or of which at least ten (10) Business Days notice has not been given to the general counsel of the Company or to such other Person designated by the Company to receive such notices;
(b)    mechanics’, workmen’s, repairmen’s, materialmen’s, warehousemen’s, and carriers’ liens, other liens incident to construction, liens or privileges of any employees of the Company for salary or wages earned, but not yet payable, and other liens, including without limitation liens for worker’s compensation awards, arising in the ordinary course of business for charges or requirements which are not delinquent or which are being contested in good faith and by appropriate proceedings or of which at least ten (10) Business Days notice has not been given to the general counsel of the Company or to such other Person designated by the Company to receive such notices;
(c)    liens in respect of attachments, judgments or awards arising out of judicial or administrative proceedings (i) in an amount not exceeding the greater of (A) Ten Million Dollars ($10,000,000) and (B) three percent (3%) of the principal amount of the bonds then Outstanding or (ii) with respect to which the Company shall (X) in good faith be prosecuting an appeal or other proceeding for review and with respect to which the Company shall have secured a stay of execution pending such appeal or other proceeding or (Y) have the right to prosecute an appeal or other proceeding for review or (Z) have not received at least ten (10) Business Days notice given to the general counsel of the Company or to such other Person designated by the Company to receive such notices;
(d)    easements, leases, reservations or other rights of others in, on, over and/or across, and laws, regulations and restrictions affecting, and defects, irregularities, exceptions and limitations in title to, the Mortgaged and Pledged Property or any part thereof; provided, however, that such easements, leases, reservations, rights, laws, regulations, restrictions, defects, irregularities, exceptions and limitations do not in the aggregate materially impair the use by the Company of the Mortgaged and Pledged Property considered as a whole for the purposes for which it is held by the Company;
(e)    liens, defects, irregularities, exceptions and limitations in (i) title to real property subject to rights-of-way in favor of the Company or otherwise or used or to be used by the Company primarily for right-of-way purposes; (ii) real property held under lease, easement, license or similar right; or (iii) the rights-of-way, leases, easements, licenses or similar rights in favor of the Company; provided, however, that (A) the Company shall have obtained from the apparent owner or owners of such real property a sufficient right, by the terms of the instrument granting such right-of-way, lease, easement, license or similar right, to the use thereof for the purposes for which the Company acquired the same; (B) the Company has power under eminent domain or similar statutes to remove or subordinate such liens, defects, irregularities, exceptions or limitations or (C) such defects, irregularities, exceptions and limitations may be otherwise remedied without undue effort or expense; and defects, irregularities, exceptions and limitations in title to flood lands, flooding rights and/or water rights;
(f)    liens securing indebtedness or other obligations neither created, assumed nor guaranteed by the Company nor on account of which it customarily pays interest upon real property or rights in or relating to real property acquired by the Company for the purpose of the transmission or distribution of electric energy, gas or water, for the purpose of telephonic, telegraphic, radio, wireless or other electronic communication or otherwise for the purpose of obtaining rights-of-way;
(g)    leases existing on [July 1, 2016] affecting properties owned by the Company at said date and renewals and extensions thereof; and leases affecting such properties entered into after such date or affecting properties acquired by the Company after such date which, in either case, (i) have respective terms of not more than ten (10) years (including extensions or renewals at the option of the tenant) or (ii) do not materially impair the use by the Company of such properties for the respective purposes for which they are held by the Company;
(h)    liens vested in lessors, licensors, franchisors or permitters for rent or other amounts to become due or for other obligations or acts to be performed, the payment of which rent or the performance of which other obligations or acts is required under leases, subleases, licenses, franchises or permits, so long as the payment of such rent or other amounts or the performance of such other obligations or acts is not delinquent or is being contested in good faith and by appropriate proceedings;
(i)    controls, restrictions, obligations, duties and/or other burdens imposed by federal, state, municipal or other law, or by rules, regulations or orders of Governmental Authorities, upon the Mortgaged and Pledged Property or any part thereof or the operation or use thereof or upon the Company with respect to the Mortgaged and Pledged Property or any part thereof or the operation or use thereof or with respect to any franchise, grant, license, permit or public purpose requirement, or any rights reserved to or otherwise vested in Governmental Authorities to impose any such controls, restrictions, obligations, duties and/or other burdens;
(j)    rights which Governmental Authorities may have by virtue of franchises, grants, licenses, permits or contracts, or by virtue of law, to purchase, recapture or designate a purchaser of or order the sale of the Mortgaged and Pledged Property or any part thereof, to terminate franchises, grants, licenses, permits, contracts or other rights or to regulate the property and business of the Company; and any and all obligations of the Company correlative to any such rights;
(k)    liens required by law or governmental regulations (i) as a condition to the transaction of any business or the exercise of any privilege or license, (ii) to enable the Company to maintain self-insurance or to participate in any funds established to cover any insurance risks, (iii) in connection with workmen’s compensation, unemployment insurance, social security, any pension or welfare benefit plan or (iv) to share in the privileges or benefits required for companies participating in one or more of the arrangements described in clauses (ii) and (iii) above;
(l)    liens on the Mortgaged and Pledged Property or any part thereof which are granted by the Company to secure duties or public or statutory obligations or to secure, or serve in lieu of, surety, stay or appeal bonds;
(m)    rights reserved to or vested in others to take or receive any part of any coal, ore, gas, oil and other minerals, any timber and/or any electric capacity or energy, gas, water, steam and any other products, developed, produced, manufactured, generated, purchased or otherwise acquired by the Company or by others on property of the Company;
(n)    (i) rights and interests of Persons other than the Company arising out of contracts, agreements and other instruments to which the Company is a party and which relate to the common ownership or joint use of property; and (ii) all liens on the interests of Persons other than the Company in property owned in common by such Persons and the Company if and to the extent that the enforcement of such liens would not adversely affect the interests of the Company in such property in any material respect;
(o)    any restrictions on assignment and/or requirements of any assignee to qualify as a permitted assignee and/or public utility or public service corporation;
(p)    any liens which have been bonded for the full amount in dispute or for the payment of which other adequate security arrangements have been made;
(q)    any controls, liens, restrictions, regulations, easements, exceptions or reservations of any public authority or unit applying particularly to any form of space satellites (including but not limited to solar power satellites), space stations and other analogous facilities whether or not in the earth’s atmosphere;
(r)    rights and interests granted pursuant to Section 11.02;
(s)    any lien of the Trustee granted pursuant to Section 16.09; and
(t)    Prepaid Liens.
To add the following definitions to Section 1.02 of the Indenture:
The term “Business Day,” when used with respect to the place or places at which principal of and premium, if any, and interest, if any, on the bonds are payable or any other particular location specified in the bonds or this Indenture, shall mean any day, other than a Saturday or Sunday, that is not a day on which banking institutions or trust companies in such place of payment or other location are generally authorized or required by law, regulation or executive order to remain closed, except as may be otherwise specified in the bonds or in a supplemental indenture creating such bonds.
The term “Governmental Authority” shall mean the government of the United States or of any State or Territory thereof or of the District of Columbia or of any county, municipality or other political subdivision of any thereof, or any department, agency, authority or other instrumentality of any of the foregoing.
To add the following definitions to Section 1.03 of the Indenture:
The term “Person” shall mean any individual, Corporation, joint venture, trust or unincorporated organization or any Governmental Authority.
The term “Prepaid Liens” means any lien securing indebtedness for the payment of which money in the necessary amount shall have been irrevocably deposited in trust with the trustee or other holder of such lien; provided, however, that if such indebtedness is to be redeemed or otherwise prepaid prior to the stated maturity thereof, any notice requisite to such redemption or prepayment shall have been given in accordance with the mortgage or other instrument creating such lien or irrevocable instructions to give such notice shall have been given to such trustee or other holder.

Section 3.03.    Priority Opinions. The Company reserves the right, without any consent, vote or other action by holders of bonds of any series created after November 30, 2017, to amend the Indenture, as heretofore amended and supplemented, as follows:
To restate subdivision (7) of Section 5.05 of the Indenture to read substantially as follows:
(7) either an Opinion of Counsel or an Officer’s Certificate complying with the requirements of Section 19.05 hereof and stating the signer’s opinion to the effect that:
(a)    (except as to paving, grading and other improvements to, under or upon public highways, bridges, parks or other public property of analogous character) this Indenture constitutes, or, upon the delivery of, and/or the filing and/or recording in the proper places and manner of, the instruments of conveyance, assignment or transfer, if any, specified in said opinion or certificate, will constitute, a lien on all the Property Additions to be made the basis of such application, subject to no lien thereon prior or equal to the Lien of this Indenture except Excepted Encumbrances and any other liens of which the signer of said opinion or certificate has no actual knowledge and which do not appear on a specified lien search report received by said signer not more than five (5) Business Days prior to the date of said opinion or certificate; and
(b)    the Company has corporate authority to operate such Property Additions; and
To add the following definition to Section 1.03 of the Indenture:
“Officer’s Certificate” means a certificate signed by the Chairman of the Board of Directors, the Vice Chairman, the President, any Vice President, the Treasurer, any Assistant Treasurer, or any other officer, manager or agent of the Company duly authorized pursuant to a resolution of the Board of Directors to act in respect of matters relating to this Indenture.
Section 3.04.    Dispositions, etc. without Release or Consent of Trustee. The Company reserves the right, without any consent, vote or other action by holders of bonds of any series created after November 30, 2017, to amend the Indenture, as heretofore amended and supplemented, as follows:
To amend Section 11.02 of the Indenture to read substantially as follows:
Section 11.02.    Unless one of more of the Defaults defined in Section 12.01 hereof shall have occurred and be continuing, the Company may at any time and from time to time, without any release or consent by, or report to, the Trustee:
(1)    sell or otherwise dispose of, free from the lien of this Indenture, any machinery, equipment, apparatus, towers, transformers, poles, lines, cables, conduits, ducts, conductors, meters, regulators, holders, tanks, retorts, purifiers, odorizers, scrubbers, compressors, valves, pumps, mains, pipes, service pipes, fittings, connections, services, tools, implements, or any other fixtures or personalty, then subject to the lien hereof, which shall have become old, inadequate, obsolete, worn out, unfit, unadapted, unserviceable, undesirable or unnecessary for use in the operations of the Company upon replacing the same by, or substituting for the same, similar or analogous property, or other property performing a similar or analogous function or otherwise obviating the need therefor, having a fair value to the Company at least equal to that of the property sold or otherwise disposed of and subject to the lien hereof, subject to no liens prior hereto except Excepted Encumbrances and any other liens to which the property sold or otherwise disposed of was subject;
(2)    cancel or make changes or alterations in or substitutions for any and all easements, servitudes, rights-of-way and similar rights and/or interests;
(3)    grant, free from the lien of this Indenture, easements, ground leases or rights-of-way in, upon, over and/or across the property or rights-of-way of the Company for the purpose of roads, pipe lines, transmission lines, distribution lines, communication lines, railways, removal or transportation of coal, lignite, gas, oil or other minerals or timber, and other like purposes, or for the joint or common use of real property, rights-of-way, facilities and/or equipment; provided, however, that such grant shall not materially impair the use of the property or rights-of-way for the purposes for which such property or rights-of-way are held by the Company;
(4)    terminate, abandon, surrender, cancel, release, modify or dispose of any franchises, licenses or permits that are Mortgaged and Pledged Property; provided that such action is, in the opinion of the Company, necessary, desirable or advisable in the conduct of the business of the Company, and; provided further that any franchises, licenses or permits that become Mortgaged and Pledged Property by the operation of granting clauses and thereafter, in the opinion of the Company, cease to be necessary for the operation of the Mortgaged and Pledged Property shall automatically cease to be subject to the lien of this Indenture, without any release or consent, or report to, the Trustee or either of them; and
(5)    rearrange any of its street car tracks and switches or reduce or permanently discontinue the operation of or remove or abandon any of its street or interurban railway lines or street or interurban transportation lines, if, in the judgment of the Board of Directors of the Company, any such action which affects the Mortgaged and Pledged Property is necessary or desirable in the conduct of the business of the Company or if the Company is ordered so to do by a regulatory authority having jurisdiction in the premises.
Section 3.05.    Release of Unfunded Property. The Company reserves the right, without any consent, vote or other action by holders of bonds of any series created after November 30, 2017, to amend the Indenture, as heretofore amended and supplemented, as follows:
To amend clause (b) of subdivision (II)(1) of Section 11.04 of the Indenture to read substantially as follows:
(b) that the Company has decided to release from the Lien hereof the property to be released.
Section 3.06.    Statutory Mergers. The Company reserves the right, without any consent, vote or other action by holders of bonds of any series created after November 30, 2017, to amend the Indenture, as heretofore amended and supplemented, as follows:
To amend Article XV of the Indenture to add a new section reading substantially as follows:

A statutory merger pursuant to which the assets and liabilities of the Company are allocated to one or more entities shall not be considered to be a merger subject to the provisions of this Article XV unless all of the assets and liabilities of the Company are allocated to an entity other than the Company and the Company does not survive such statutory merger. In all other cases of a statutory merger pursuant to which any Mortgaged and Pledged Property is allocated to one or more entities other than the Company, each allocation of any Mortgaged and Pledged Property to an entity other than the Company shall be deemed, for all purposes of this Indenture, to be a transfer of such Mortgaged and Pledged Property to such entity and not a merger.
Section 3.07.    Transfer of Less than Substantially All. The Company reserves the right, without any consent, vote or other action by holders of bonds of any series created after November 30, 2017, to amend the Indenture, as heretofore amended and supplemented, as follows:
To amend Article XV of the Indenture to add a new section reading substantially as follows:
A conveyance, transfer or lease by the Company of any part of the Mortgaged and Pledged Property shall not be deemed to constitute the conveyance, transfer or lease as, or substantially as, an entirety of the Mortgaged and Pledged Property for purposes of this Indenture if the fair value of the Mortgaged and Pledged Property retained by the Company exceeds 143% of the aggregate principal amount of all Outstanding bonds issued under this Indenture and any other outstanding debt of the Company secured by a purchase money lien that ranks equally with, or senior to, such bonds with respect to such Mortgaged and Pledged Property. Such fair value shall be established by the delivery to the Trustee of an Independent Engineer’s Certificate stating the Independent Engineer’s opinion of such fair value as of a date not more than 90 days before or after such conveyance, transfer or lease. Article XV of this Indenture is not intended to limit the Company’s conveyances, transfers or leases of less than substantially the entirety of the Mortgaged and Pledged Property.
Section 3.08.    Merger into Company; Extent of Lien of the Indenture. The Company reserves the right, without any consent, vote or other action by holders of bonds of any series created after November 30, 2017, to amend the Indenture, as heretofore amended and supplemented, as follows:
To amend Article XV of the Indenture to add a new section reading substantially as follows:
In the case of a consolidation or merger after the consummation of which the Company would be the surviving or resulting entity, unless an indenture supplemental hereto shall otherwise provide, this Indenture shall not become or be, or be required to become or be, a lien upon any of the properties acquired by the Company in or as a result of such transaction or any improvements, extensions or additions to such properties or any renewals, replacements or substitutions of or for any part or parts thereof.
Section 3.09.    Trustee Replacement. The Company reserves the right, without any consent, vote or other action by holders of bonds of any series created after November 30, 2017, to amend the Indenture, as heretofore amended and supplemented, as follows:
To amend Section 16.19 of the Indenture to add a new paragraph at the end reading substantially as follows:
So long as no event which is, or after notice or lapse of time, or both, would become, a Default shall have occurred and be continuing, and except with respect to a Trustee appointed by the bondholders as provided in Section 16.15 hereof, if the Company shall have delivered to the Trustee (i) resolutions of the Board of Directors appointing a successor Trustee, effective as of a date specified therein (which shall be at least 30 days after the date of the delivery of such resolutions to the Trustee), and (ii) an instrument of acceptance of such appointment, effective as of such date, by such successor Trustee in accordance with Section 16.17 hereof, the Trustee shall be deemed to have resigned as contemplated in Section 16.14 hereof, the successor Trustee shall be deemed to have been appointed by the Company pursuant to Section 16.15 hereof and such appointment shall be deemed to have been accepted as contemplated in Section 16.17 hereof, all as of such date, and all other provisions of Sections 16.14, 16.15 and 16.17 hereof shall be applicable to such resignation, appointment and acceptance except to the extent inconsistent with this paragraph.
Section 3.10.    Concerning the Trustee. Notwithstanding the foregoing, in no event shall the Trustee be required to sign any amendment or supplemental indenture to give effect to any amendment contemplated under this Article III if such amendment or supplemental indenture, in the opinion of the Trustee, adversely affects the rights, duties, protections, indemnities, privileges, liabilities or immunities of the Trustee under the Indenture.

ARTICLE IV
MISCELLANEOUS PROVISIONS
Section 4.01    Acceptance of Trusts. The Trustee hereby accepts the trusts herein declared, provided, created or supplemented and agrees to perform the same upon the terms and conditions herein and in the Original Indenture, as heretofore supplemented, set forth and upon the following terms and conditions:
The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Twenty-first Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are solely made by the Company. In general, each and every term and condition contained in Article XVI of the Original Indenture shall apply to and form part of this Twenty-first Supplemental Indenture with the same force and effect as if the same were herein set forth in full with such omissions, variations and insertions, if any, as may be appropriate to make the same conform to the provisions of this Twenty-first Supplemental Indenture.
Section 4.02    Effect of Twenty-first Supplemental Indenture under Louisiana Law. It is the intention and it is hereby agreed that so far as concerns that portion of the Mortgaged and Pledged Property situated within the State of Louisiana, the general language of conveyance contained in this Twenty-first Supplemental Indenture is intended and shall be construed as words of hypothecation and not of conveyance, and that so far as the said Louisiana property is concerned, this Twenty-first Supplemental Indenture shall be considered as an act of mortgage and pledge and granting of a security interest under the laws of the State of Louisiana, and the Trustee herein named is named as mortgagee and pledgee and secured party in trust for the benefit of itself and of all present and future holders of bonds issued under the Indenture and any coupons thereto issued hereunder, and is irrevocably appointed special agent and representative of the holders of such bonds and coupons and vested with full power in their behalf to effect and enforce the mortgage and pledge and a security interest hereby constituted for their benefit, or otherwise to act as herein provided for.
Section 4.03    Titles. The titles of the several Articles and Sections of this Twenty-first Supplemental Indenture shall not be deemed to be any part hereof.
Section 4.04    Counterparts. This Twenty-first Supplemental Indenture may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

Section 4.05    Governing Law. The laws of the State of New York shall govern this Twenty-first Supplemental Indenture, except to the extent that the validity or perfection of the Lien of the Indenture, or remedies thereunder, are governed by the laws of a jurisdiction other than the State of New York.
ARTICLE V
SPECIFIC DESCRIPTION OF PROPERTY
PARAGRAPH ONE
The Electric Generating Plants, Plant Sites and Stations of the Original Company, including all electric works, power houses, buildings, pipelines and structures owned by the Original Company and all land of the Original Company on which the same are situated and all of the Original Company’s lands, together with the buildings and improvements thereon, and all rights, ways, servitudes, prescriptions, and easements, rights-of-way, permits, privileges, licenses, poles, wires, machinery, implements, switchyards, electric lines, equipment and appurtenances, forming a part of said plants, sites or stations, or any of them, or used or enjoyed, or capable of being used or enjoyed in conjunction with any of said power plants, sites, stations, lands and property.
PARAGRAPH TWO
The Electric Substations, Switching Stations, Microwave installations and UHF-VHF installations of the Original Company, and the Sites therefor, including all buildings, structures, towers, poles, all equipment, appliances and devices for transforming, converting, switching, transmitting and distributing electric energy, and for communications, and the lands of the Original Company on which the same are situated, and all of the Original Company’s lands, rights, ways, servitudes, prescriptions, easements, rights-of-way, machinery, equipment, appliances, devices, licenses and appurtenances forming a part of said substations, switching stations, microwave installations or UHF-VHF installations, or any of them, or used or enjoyed or capable of being used or enjoyed in conjunction with any of them.
PARAGRAPH THREE
All and singular the Miscellaneous Lands and Real Estate or Rights and Interests therein of the Original Company, and buildings and improvements thereon, now owned, or, subject to the provisions of Section 15.03 of the Original Indenture, hereafter acquired during the existence of this trust.
PARAGRAPH FOUR
The Electric Transmission Lines of the Original Company, including the structures, towers, poles, wires, cables, switch racks, conductors, transformers, insulators, pipes, conduits, electric submarine cables, and all appliances, devices and equipment used or useful in connection with said transmission lines and systems, and all other property, real, personal or mixed, forming a part thereof or appertaining thereto, together with all rights-of-way, easements, prescriptions, servitudes, permits, privileges, licenses, consents, immunities and rights for or relating to the construction, maintenance or operation thereof, through, over, across, under or upon any public streets or highways or other lands, public or private.
PARAGRAPH FIVE
The Electric Distribution Lines and Systems of the Original Company, including the structures, towers, poles, wires, insulators and appurtenances, appliances, conductors, conduits, cables, transformers, meters, regulator stations and regulators, accessories, devices and equipment and all of the Original Company's other property, real, personal or mixed, forming a part of or used, occupied or enjoyed in connection with or in anywise appertaining to said distribution lines and systems, together with all of the Original Company’s rights-of-way, easements, permits, prescriptions, privileges, municipal or other franchises, licenses, consents, immunities and rights for or relating to the construction, maintenance or operation thereof, through, over, across, under, or upon any public streets or highways or other lands or property, public or private.

PARAGRAPH SIX
The Gas Distributing Systems of the Original Company, whether now owned or, subject to the provisions of Section 15.03 of the Original Indenture, hereafter acquired, including gas regulator stations, gas main crossings, odorizing equipment, gas metering stations, shops, service buildings, office buildings, expansion tanks, conduits, gas mains and pipes, mechanical storage sheds, boilers, service pipes, fittings, city gates, pipelines, booster stations, reducer stations, valves, valve platforms, connections, meters and all appurtenances, appliances, devices and equipment and all the Original Company's other property, real, personal or mixed forming a part of or used, occupied or enjoyed in connection with or in anywise appertaining to said distributing systems, or any of them, together with all of the Original Company’s rights-of-way, easements, prescriptions, servitudes, privileges, immunities, permits and franchises, licenses, consents and rights for or relating to the construction, maintenance or operation thereof, in, on, through, across or under any public streets or highways or other lands or property, public or private.
PARAGRAPH SEVEN
All of the franchises, privileges, permits, grants and consents for the construction, operation and maintenance of electric and gas systems in, on and under streets, alleys, highways, roads, public grounds and rights-of-way and all rights incident thereto which were granted to the Original Company or its predecessors by the governing and regulatory bodies of the City of New Orleans, State of Louisiana.
Also all other franchises, privileges, permits, grants and consents owned by the Original Company for the construction, operation and maintenance of electric and gas systems in, on or under the streets, alleys, highways, roads, and public grounds, areas and rights-of-way and/or for the supply and sale of electricity or natural gas and all rights incident thereto, subject, however, to the provisions of Section 15.03 of the Original Indenture.

IN WITNESS WHEREOF, ENTERGY NEW ORLEANS POWER, LLC has caused its company name to be hereunto affixed, and this instrument to be signed and sealed by its President, one of its Vice Presidents, its Treasurer or one of its Assistant Treasurers, and its company seal to be attested by its Secretary or one of its Assistant Secretaries for and on its behalf, and THE BANK OF NEW YORK MELLON has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by one of its Vice Presidents or Assistant Vice Presidents and its corporate seal to be attested by one of its Vice Presidents, Assistant Vice Presidents, Assistant Treasurers or Assistant Secretaries for and on its behalf, all as of the day and year first above written.
ENTERGY NEW ORLEANS POWER, LLC

By:/s/ Stacey M. Lousteau
Name:    Stacey M. Lousteau
Title:    Assistant Treasurer
Attest:

By:        /s/ Dawn A. Balash
Name:     Dawn A. Balash
Title:    Assistant Secretary

Executed, sealed and delivered by
ENTERGY NEW ORLEANS POWER, LLC
in the presence of:

By:/s/ Leah W. Dawsey
Name: Leah W. Dawsey

By:/s/ Shannon K. Ryerson
Name: Shannon K. Ryerson

THE BANK OF NEW YORK MELLON
As Trustee
By:/s/ Laurence J. O’Brien
Name: Laurence J. O’Brien
Title:    Vice President
Attest:
By: /s/ David O’Brien
Name:     David O’Brien
Title:    Vice President

Executed, sealed and delivered by
THE BANK OF NEW YORK MELLON
in the presence of:

By:/s/ Marcela Alvarez
Name: Marcela Alvarez

By:/s/ Filippo Triolo
Name: Filippo Triolo

STATE OF LOUISIANA    )
                                            ) SS.:
PARISH OF ORLEANS     )
On this ---9th day of November, 2017, before me appeared STACEY M. LOUSTEAU, to me personally known, who, being duly sworn, did say that she is an Assistant Treasurer of ENTERGY NEW ORLEANS POWER, LLC, and that the seal affixed to said instrument is the company seal of said company, and that the foregoing instrument was signed and sealed in behalf of said company by authority of its Board of Directors, and said STACEY M. LOUSTEAU acknowledged said instrument to be the free act and deed of said company and that she signed, executed and delivered the said instrument for the consideration, uses and purposes therein mentioned and set forth.
On the 9th day of November, 2017, before me personally came STACEY M. LOUSTEAU, to me known, who, being by me duly sworn, did depose and say that she resides at 1013 Pasadena Avenue, Metairie, Louisiana 70001; that she is an Assistant Treasurer of ENTERGY NEW ORLEANS POWER, LLC, one of the parties described in and which executed the above instrument; that she knows the seal of said company, that the seal affixed to said instrument is such company seal; that it was so affixed by order of the Board of Directors of said company, and that she signed her name thereto by like order.
/s/ Jennifer B. Favalora
Notary Public
Jennifer B. Favalora
Louisiana Notary ID No. 57639
Commission expires upon my death

STATE OF NEW JERSEY    )
                                                ) ss.:
COUNTY OF     PASSAIC    )
On this 21st day of November, 2017, before me appeared Laurence J. O’Brien, to me personally known or proved to me on the basis of satisfactory evidence and, who, being by me duly sworn, did say that he is a Vice President of THE BANK OF NEW YORK MELLON, and that the seal affixed to the above instrument is the corporate seal of said corporation and that said instrument was signed and sealed in behalf of said corporation by authority of its Board of Directors, and said Laurence J. O’Brien acknowledged said instrument to be the free act and deed of said corporation and that he signed, executed and delivered the said instrument for the consideration, uses and purposes therein mentioned and set forth.
On the 21st day of November, 2017, before me personally came David O’Brien, to me known or proved to me on the basis of satisfactory evidence and, who, being by me duly sworn, did depose and say that he resides in Montclair, New Jersey; that he is a Vice President of THE BANK OF NEW YORK MELLON, one of the parties described in and which executed the above instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal, that it was so affixed by order of the Board of Directors of said corporation, and that he signed his name thereto by like order.

/s/ Rick J. Fierro
Notary Public
State of New Jersey
My Commission Expires
Nov. 24, 2019